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                                                                      EXHIBIT 11


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We Consent to the references to our firm under the captions "The Baupost Fund Financial Highlights" in the Prospectus and "Experts" in the Statement of Additional Information and to the use of our report dated December 5, 1997 with respect to the financial statements and financial highlights of The Baupost Fund, in Post-Effective Amendment Number 10 to the Registration Statement (Form N-1A No. 33-35851) and the related Prospectus and Statement of Additional Information of The Baupost Fund dated February 28, 1998.


                                                       /s/ Ernst & Young LLP


Boston, Massachusetts
February 27, 1998